UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

March 18, 2005

Gables Realty Limited Partnership

(Exact name of registrant as specified in charter)

Delaware	000-22683	58-2077966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Yamato Road, Suite 510
Boca Raton,  FL 33431
(Address of Principal Executive Offices)  (Zip Code)

(561) 997-9700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁪   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁪    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁪    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁪    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

     On March 18, 2005, Joseph G. Wilber was promoted to Senior Vice President - Investments East of Gables Residential Trust ("Gables" or the "Company"). In such capacity, he has investment responsibility for the Company's East Region, which encompasses South Florida, Atlanta, and Washington, D.C. Douglas G. Chesnut, Senior Vice President - Investments West of Gables, has investment responsibility for the Company's West Region, which encompasses Texas and California. Both of these positions report to David D. Fitch, Chief Executive Officer and President of Gables, and replace Mr. Fitch's former position as Chief Investment Officer of the Company.

      Mr. Wilber, 49, has been involved in the development, redevelopment or acquisition of more than 12,000 apartment homes during his 24-year tenure with the Company and its predecessor, Trammell Crow Residential. He most recently served as Vice President, Development and Acquisitions of Gables. In such capacity, Mr. Wilber oversaw the Company's investment activities in Atlanta for the last seven years.

       The Company is an 87.8% economic owner of the common equity of Gables Realty Limited Partnership as of December 31, 2004.  Gables GP, Inc., the general partner of Gables Realty Limited Partnership, is a wholly-owned subsidiary of the Company.  A copy of the Company's press release is filed as Exhibit 99.1 to this report on Form 8-K (incorporated herein by reference to Exhibit 99.1 to the Current Report on Form 8-K of the Company, dated March 18, 2005, File No. 001-12590).

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.

Exhibit No.	Description
99.1	Press release of the Company, dated March 21, 2005 (incorporated herein by reference to Exhibit 99.1 to the Current Report on Form 8-K of the Company dated March 18, 2005, File No. 001-12590).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GABLES REALTY LIMITED PARTNERSHIP
By:  Gables GP, Inc.

Its:  General Partner

Date:  March 22, 2005                                     By:    /s/ Marvin R. Banks, Jr.

Marvin R. Banks, Jr.
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of the Company, dated March 21, 2005 (incorporated herein by reference to Exhibit 99.1 to the Current Report on Form 8-K of the Company dated March 18, 2005, File No. 001-12590).